Exhibit 5.1

May 31, 2016

Gazit-Globe Ltd.
1 Hashalom Road
Tel Aviv, Israel 67892

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to Gazit-Globe Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its registration statement on Form F-3 (the “Registration Statement”) initially filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) on the date hereof covering the sale, from time to time, by the Company of an indeterminate aggregate amount of:

(i)	ordinary shares of the Company, par value New Israeli Shekel 1.00 per share (the “Ordinary Shares”);

(ii)	preferred shares of the Company (the “Preferred Shares,” and together with the Ordinary Shares, the “Shares”);

(iii)	warrants to purchase Shares or other securities of the Company (the “Warrants”);

(iv)	subscription rights to purchase Shares or other securities of the Company (the “Rights”);

(v)	debt securities of the Company (the “Debt Securities”) to be issued by the Company pursuant to an indenture (a “Company Indenture”) to be executed by the Company and the relevant trustee under the Company Indenture;

(vi)	guarantees by the Company (“Guarantees”) of debt securities (“Subsidiary Debt Securities”) to be issued by the Company’s wholly-owned subsidiary, Gazit Group Financial LLC, a limited liability company organized under the laws of the State of Delaware (the “Finance Subsidiary”) pursuant to an indenture (a “Subsidiary Indenture”, and, together with any Company Indenture, an “Indenture”) to be executed by the Finance Subsidiary, the Company and the relevant trustee under the Subsidiary Indenture; and

(vii)	units consisting of other securities of the Company, in any combination (the “Units”) (collectively, the Shares, Warrants, Rights, Debt Securities, Guarantees and Units are referred to as the “Securities”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other agreements, certificates, resolutions, minutes and other statements of corporate officers and other representatives of the Company and others and other documents provided to us by the Company as we have deemed necessary or appropriate as a basis for this opinion.

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, the genuineness of all signatures and the due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate. We have also assumed the truth of all facts communicated to us by the Company and that all consents, minutes and protocols of meetings of the Company’s board of directors which have been provided to us are true and accurate and have been properly prepared in accordance with the Company’s memorandum of association and articles of association and all applicable laws. We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Securities may be offered and issued (a “Securities Agreement”), or any Indenture pursuant to which Debt Securities or Subsidiary Debt Securities may be offered and issued, the Securities Agreement or Indenture (as applicable) will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms. We have further assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. In addition, we have assumed that at or prior to the time of issuance and delivery of any Security, the consideration for such Security will have been received by the Company.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. We furthermore express no opinion as to the effect of applicable liquidation, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors, to the extent applicable to this opinion. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Based upon and subject to the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Securities Act, we are of the opinion that:

1.       With respect to the Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Shares, the terms of the offering thereof and related matters, including the entry by the Company into, and its performance under, the applicable Securities Agreement pursuant to which the Shares may be issued, upon payment of the consideration therefor provided for in the applicable Securities Agreement approved by the Company’s Board of Directors and otherwise in accordance with the provisions of the applicable convertible Securities, if any, such Shares will be legally issued, fully paid and non-assessable.

2.       With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters, including the entry by the Company into, and performance under, the applicable Securities Agreement pursuant to which any Warrants may be issued, and (b) due execution, authentication, issuance and delivery of such Warrants and any Securities Agreement pursuant to which any such Warrants may be issued, upon payment of the consideration therefor provided for in the applicable Securities Agreement approved by the Company’s Board of Directors and otherwise in accordance with the provisions of the applicable Securities Agreement, such Warrants will constitute valid and legally binding obligations of the Company.

3.       With respect to the Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Rights, the terms of the offering thereof and related matters, including the entry by the Company into, and performance under, the applicable Securities Agreement pursuant to which any Rights may be issued, and (b) due execution, authentication, issuance and delivery of the Rights and any Securities Agreement pursuant to which any such Rights may be issued, upon the payment of the consideration therefor provided for in the applicable Securities Agreement approved by the Company’s Board of Directors and otherwise in accordance with the provisions of the applicable Securities Agreement, such Rights will constitute valid and legally binding obligations of the Company and will entitle the holders thereof to the rights with respect thereto specified in the Securities Agreement.

4.       With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Debt Securities, the terms of the offering thereof and related matters, including the entry by the Company into, and performance under, the applicable Company Indenture governing the Debt Securities and the Securities Agreement pursuant to which the Debt Securities may be issued, (b) due execution and authentication of the Debt Securities in accordance with the relevant Company Indenture, and issuance and delivery of the Debt Securities as contemplated by any Securities Agreement pursuant to which any such Debt Securities may be issued and (c) the qualification under all relevant laws of the relevant Company Indenture relating to the Debt Securities, upon the payment of the consideration therefor provided for in the applicable Securities Agreement approved by the Company’s Board of Directors and otherwise in accordance with the provisions of the applicable Company Indenture and Securities Agreement, such Debt Securities will constitute valid and legally binding obligations of the Company and will entitle the holders thereof to the rights with respect thereto specified in the applicable Company Indenture.

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5.       With respect to the Guarantees, when a form of Subsidiary Indenture has been duly authorized, executed and delivered by the parties thereto (including the Company as guarantor) in accordance with applicable law, and when the specific terms of a particular series of Subsidiary Debt Securities have been duly authorized and established in accordance with a relevant Subsidiary Indenture and such Subsidiary Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with a relevant Subsidiary Indenture and any applicable underwriting or other agreement, the Company’s Guarantee under any Subsidiary Indenture with respect to such Subsidiary Debt Securities will constitute a valid and legally binding obligation of the Company, and will entitle the holders of such Subsidiary Debt Securities in favor of whom such Guarantee is made to the rights with respect thereto specified in the Guarantee.

6.       With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the terms of the offering thereof and related matters, including the entry by the Company into, and performance under, the applicable Securities Agreement pursuant to which the Securities which are components of the Units may be issued, and (b) due execution, authentication, issuance and delivery of the Units, the Securities that are components of such Units and any Securities Agreement pursuant to which any such Units may be issued, in each case upon the payment of the consideration therefor provided for in the applicable Securities Agreement approved by the Company’s Board of Directors and otherwise in accordance with the provisions of the applicable Securities Agreement, such Units will constitute valid and legally binding obligations of the Company and will entitle the holders thereof to the rights with respect thereto specified in the Securities Agreement.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued, and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the appearance of our firm’s name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Liquornik Geva Leshem Tal

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